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Exhibit 10.16

September 27, 2001

Joseph K. O'Brien
Chief Financial Officer
9300 North Decatur
Portland, Oregon 97203

Dear Joe:

    I am pleased to advise you that U.S. Bank National Association ("Bank") has agreed to modify the terms and conditions under which your line of credit is available.

Borrower:	Phoenix Gold International, Inc.
Amount:	$5,000,000.00
Expiry Date:	January 31, 2002

    All of the terms and conditions set out in the loan documents dated January 29, 2001 continue to apply except for the following:

1.
The definition of ineligible accounts receivable is amended to allow for debtor credit limits of $1,000,000 for any publicly owned company, IF that company has at least an investment grade short-term debt rating from Moody's and/or S&P.

2.
The debt-to-worth financial covenant ratio required is amended to 0.50:1 for the quarters ended September 30, 2001 and December 31, 2001.

    If the above modifications of the terms and conditions are acceptable to you, please sign, date and return the acknowledgement copy of this letter.

Sincerely,

/s/ DAVID WYNDE

David Wynde
 Vice President
(503) 275-3780

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Phoenix Gold International, Inc. September 27, 2001	Page 2

    Borrower hereby accepts U.S. Bank's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit B attached hereto.

Phoenix Gold International, Inc.

By:	/s/ JOSEPH K. O'BRIEN Joseph K. O'Brien
Title:	Chief Financial Officer & Secretary
Date:	September 28, 2001

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  Exhibit 10.16